UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2010

BUSINESS MARKETING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	333-152017	80-0154787
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

350 Madison Avenue, 8th Floor
New York, NY 10017

(Address of Principal Executive Offices)

(646) 837-0355

(Registrant's Telephone Number, including area code)

1 Broadway, 10th Floor
Cambridge, MA 02142

(Former Name or Former Address, if changed since last report)

Item 4.01    Changes in Registrant’s Certifying Accountant.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Business Marketing Services, Inc. (the “Registrant”) with the Securities and Exchange Commission (“Commission”) on August 25, 2010 (the “Original Report”), by which the Registrant reported: (i) the resignation of Gately and Associates, LLC (“Gately”) as its independent registered public accountant and (ii) the engagement of Li & Company, PC as its replacement independent registered public accountant.

This Current Report on Form 8-K/A amends the Original Report by adding the following language to the Registrant’s disclosure in Item 4.01 of the Original Report:

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in “this Current Report to “BMSV” the “Company,” “us,” “our” or “we” are to Business Marketing Services, Inc.

On August 24, 2010, Gately and Associates, LLC (“Gately”) resigned as the independent registered public accounting firm for the Company and on August 24, 2010 we engaged Li & Company, PC as our independent registered public accounting firm. The change of our independent registered public accounting firm and engagement of Li & Company, PC was approved by our Board of Directors on August 24, 2010.

Gately’s audit reports on our financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion. Their opinion for the fiscal years ended December 31, 2008 and 2009 were not qualified or modified as to audit scope or accounting principles except that each such audit report for the fiscal years ended December 31, 2008 and 2009 contained a qualification regarding uncertainty regarding the Company’s ability to continue as a going concern.

Effective October 22, 2010, the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Gately.  As Gately is no longer registered with the PCAOB, we may not rely on its audit reports in our filings with the Commission.

During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period preceding the date Gately resigned as our independent registered public accounting firm (i) there were no disagreements between the Company and Gately on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Gately would have caused it to make a reference to the subject matter of the disagreement in connection with its reports and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During our two most recent fiscal years and the subsequent interim period prior to retaining Li & Company, PC  (1) neither we nor anyone on our behalf consulted Li & Company, PC regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Li & Company, PC did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We have provided Gately with a copy of the disclosure contained in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. Gately has furnished us with a letter addressed to the SEC stating their agreement with the above statements. A copy of the letter provided by Gately is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

16.1	Correspondence from Gately and Associates, LLC to Securities and Exchange Commission dated August 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Business Marketing Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2011

BUSINESS MARKETING SERVICES, INC.

By:	/s/ Hans Pandeya
Hans Pandeya
Chief Executive Officer